SCHEDULE 14A
                                 (Rule 14a-101)

                     Information Required in Proxy Statement
                            Schedule 14A Information

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement

                                         [ ] Confidential, for use of
[x]  Definitive Proxy Statement              the Commission only
[ ]  Definitive Additional Materials         (as permitted by Rule 14a-6(e) (2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-ll(c) or Rule 14a-12

                                  UNIVEC, INC.
                                  ------------
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.
    (1) Title of each class of securities to which transaction applies:_________
    (2) Aggregate number of securities to which transaction applies:____________
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1________________________
    (4) Proposed maximum aggregate value of transaction:_____________________
    (5) Total fee paid:__________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)      Amount Previously Paid: $______________
    (2)      Form, Schedule or Registration Statement No.: _________________
    (3)      Filing Party: _________________
    (4)      Date Filed: __________________

                                  UNIVEC, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         to be held on February 11, 2003

To the Stockholders of Univec, Inc.:

         Notice is hereby given that the Annual Meeting of Stockholders of Univec, Inc., a Delaware corporation (the "Company"), will be held at 10:00 a.m. on Tuesday, February 11, 2003, at the Hilton Hotel, 598 Broad Hollow Road, Melville, New York 11747. The meeting is being held:

     1. To elect seven Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

     2. To ratify the appointment of Most & Company, LLP as the Company's independent public accountants for the year ending December 31, 2002.

     3. To transact such other business as may properly come before the Annual Meeting or adjournments thereof.

         Only stockholders of record at the close of business on December 31, 2002, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's offices, 22 Dubon Court, Farmingdale, New York 11735, during business hours, for a period of ten (10) days prior to the Annual Meeting and at the Annual Meeting.


Farmingdale, New York 11735                  By Order of the Board of Directors
January 10, 2003

                                             Dr. Alan Gold
                                             Secretary


                                   IMPORTANT:

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND STOCKHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

                                  UNIVEC, INC.
                                 22 Dubon Court
                           Farmingdale, New York 11735
                                 (516) 777-2000
                          -----------------------------
                                 PROXY STATEMENT
                          -----------------------------

         The Board of Directors of Univec, Inc. (the "Company") presents this Proxy Statement and the enclosed proxy card to all stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held at 10:00 a.m. on Tuesday, February 11, 2003. The record date of this proxy solicitation is December 31, 2002 (the Record Date). All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors and in favor of ratifying the appointment of Most & Company, LLP as the Company's independent public accountants for the year ending December 31, 2002. The Board of Directors does not anticipate that any of its nominees will be unavailable for election and does not know of any matters that may be brought before the Annual Meeting other than those listed on the Notice of the Annual Meeting.

         In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. A proxy may be revoked at any time before being voted by sending a new proxy bearing a later date or a revocation notice to the Company at the above address, attn: Secretary, or by notifying the Secretary of the Company at the Annual Meeting. The Company is soliciting these proxies and will pay the entire expense of solicitation, which will be made by use of the mails. This Proxy Statement is being mailed on or about January 10, 2003.

         The total number of shares of common stock, $.001 par value ("Common Stock"), of the Company outstanding as of the Record Date, was 31,064,808 shares. The Common Stock is the only outstanding class of securities of the Company entitled to vote. Each share of Common Stock has one vote. Only stockholders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting or any adjournments thereof.

         The affirmative vote by holders of a plurality of the votes cast for the election of directors at the Annual Meeting is required for the election of Directors. The affirmative vote of a majority of the votes present in person or by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of Most & Company, LLP, as independent accountants for the year ending December 31, 2002. All proxies will be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.


                    ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

PROPOSAL 1:       ELECTION OF DIRECTORS

         The Directors to be elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Proxies not marked to the contrary will be voted "FOR" the election to the Board of Directors of the following seven persons:

     Name             Age         Position              Director Since
     ----             ---         --------              --------------
Dr. David Dalton       53      Chief Executive           January 2002
                               Officer, President and
                               a Director

Dr. Alan Gold          55      Director and Secretary         1992

John Frank             62      Director                       1992

Richard Mintz          57      Director                       1999

Andrew Rosenberg       57      Director                       1999

Joel Schoenfeld        56      Director                       1992

S. Robert Grass        68      Chairman of the Board       March 2002
                               of Directors


         DR. DAVID DALTON became our President and Chief Executive Officer on January 1, 2002, concurrent with our acquisition of Physician and Pharmaceutical Services, Inc., a Baltimore based company founded by Dr. Dalton. Dr. Dalton has. over 35 years of experience with the healthcare industry, including 18 years with Rite-Aid where he served as Corporate Vice President. Dr. Dalton founded Health Resources, Inc. in 1983. Health Resources is a pharmacy service provider having contracts with over 50,000 retail pharmacies for billing and payment of prescription orders through plan providers. Dr. Dalton also founded Pharmacy Services, Inc., a pharmacy fulfillment center for correctional and other institutions, with facilities in Maryland, Tennessee and Pennsylvania.

         DR. ALAN H. GOLD served as the Company's Chief Executive Officer with no compensation from November 30, 1999 until December 31, 2001, and a Director since the Company's inception in August 1992. Prior to November 1999, Dr. Gold served as President of the Company from July 1996 and as Chairman of the Board of Directors from March 1999 to November 1999. Dr. Gold has been a plastic surgeon since 1972 and is currently in private practice. He is a medical advisor to the United Nations Development Program.

         JOHN FRANK has been a Director and a consultant to the Company in the areas of corporate development and strategic planning since its inception in August 1992. Mr. Frank has been Vice President, Strategy and Corporate Development of The Hartford Steam Boiler Inspection and Insurance Co. since February 2000 and served as Chief Information Officer from August 1996 through February 2000. From October 1994 to August 1996, he was Special Projects Manager for Electronic Data Systems Corporation. From August 1993 to September 1994, he was the chief auditor of Travelers Insurance Companies. From September 1991 to July 1993, he was a principal of Lipera Frank Inc., of which he was a co-founder. From January 1982 to September 1991, Mr. Frank was a partner of Coopers & Lybrand, where he managed strategic planning and financial management engagements for Fortune 500 clients. Mr. Frank is a CPA.

         RICHARD MINTZ has been a Director since March 18, 1999. Mr. Mintz is President of Peristaltic Technologies, Inc., a manufacturer of medical infusion pumps and plastic disposable catheters, and Vice President and General Manager of A. K. Allen & Co., Inc./Allen Avionics, Inc., a manufacturer of electronic components and fluid power products, positions he has held for more than the past five years.

         DR. ANDREW ROSENBERG has been a Director since November 30, 1999. Dr. Rosenberg serves as the Chairman of the Department of Anesthesiology, Hospital of Joint Diseases, Orthopedic Institute. Dr. Rosenberg has acted as a consultant to the Company since 1998.

         JOEL SCHOENFELD, the founder of the Company, served as the Company's Chairman of the Board of Directors from the Company's inception until March 1999 and from November 30, 1999 until May 2002. Mr. Schoenfeld was Chief Executive Officer of the Company from its inception in August, 1992 until November 30, 1999. Mr. Schoenfeld was the founder and President of J&B Schoenfeld, a global trading company whose main focus was on the import, export and processing of pelts and hides, specializing in trade with the USSR and Europe.

         In 1988, Mr. Schoenfeld formed the American-Russian International Trading Company, which advised on trade agreements between the USSR and United States. AMRU's broad base of interest and expertise enabled it to take on such diverse projects as a joint venture with the Soviet government and military known as AMRU-STAR, the representation of the Soviet Space Agency to Washington, D.C., the introduction of western advertising to the USSR in conjunction with another American company, Transportation Displays, Inc., and the construction of a studio producing children's films for international distribution.

         As a result of the political changes in the former USSR, Mr. Schoenfeld sought to further his business strategies. In 1990, he founded Joel Schoenfeld & Associates in Garden City, New York. With affiliate offices in Moscow, San Jose, London, and Boston, the company's purpose was to originate, structure, capitalize, negotiate and advise on the implementation of import and export trade transactions, projects and programs.

         Mr. Schoenfeld has been a commercial attache and a consultant to a number of foreign and multinational governments. Recently, Mr. Schoenfeld was an advisor to United Nations Development Programs. Previously, he served as:

      o Senior Advisor to the Costa Rican Ambassador to the United Nations

      o Senior Advisor and Coordinator, Chief of Staff to the Chairman of the Committee of States Parties to the International Covenant on Civil and Political Rights to the United Nations

      o Senior Economic and Trade Advisor to the United Nations Commission on Transnational Corporations

         Mr. Schoenfeld was named in February, 1999, in a Federal Grand Jury Indictment filed in the United States District Court for the Southern District of Ohio, Western Division. The indictment alleges that Mr. Schoenfeld engaged in certain activities in connection with a commercial transaction in 1991. Since 1999, there has been no action taken in this matter. In November, 1999, Mr. Schoenfeld resigned as Chief Executive Officer and was elected to the position of Chairman of the Board of Directors.

         S. ROBERT GRASS was elected a Director on March 15, 2002. Mr. Grass has been associated with the pharmaceutical and medical device industry for over thirty two years. Mr. Grass developed a chain of pharmacies known as White Shield Drugstores in Pennsylvania, serving as President, Chief Executive Officer and Chairman of the Board from 1970 to 1996. Mr. Grass also served as Chief Executive Officer and Chairman of the Board of Managed Care RX, a drug fulfillment and mail order business from 1994 to 1999. From 1999 to 2002, Mr. Grass was active as a private investor.

         All directors hold office until the annual meeting of stockholders of the Company following their election or until their successors are duly elected and qualified. Officers are appointed by the Board of Directors and serve at its discretion.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS,
                 COMMITTEES OF THE BOARD AND EXECUTIVE OFFICERS

Meetings of the Board of Directors and Information Regarding Committees

         The Board of Directors held three meetings during the fiscal year ended December 31, 2002.

         The Board of Directors has two standing committees -- an Audit Committee and a Compensation Committee.

         The Audit Committee held two meetings during the fiscal year ended December 31, 2002.The members of the Audit Committee are Mr. Frank, Mr. Mintz and Mr. Grass. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company, and reviewing the effectiveness of procedures intended to prevent violations of law and regulations. The Board of Directors has not adopted a written charter for the Audit Committee. Mr. Frank, Mr. Mintz, and Mr. Grass are considered "independent" within the meaning of Nasdaq Marketplace Rule 4200(a)(15).

         The Compensation Committee was formed in March of 2002 and held one meeting during the fiscal year ended December 31, 2002. The duties of the Compensation Committee include reviewing and approving the compensation of the executive officers and executive incentive compensation plans. The Committee also determines stock option grants and stock awards given to officers. The Committee is composed of Dr. Gold, Dr. Rosenberg and Mr. Grass.

         All Directors attended at least 75% of the total number of Board meetings and meetings of committees on which they served during the period in which they served thereon during 2001. The Directors received no compensation for their services rendered to the Board during 2001.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
             THE NOMINEES FOR DIRECTORS IN THE FOREGOING PROPOSAL 1


EXECUTIVE COMPENSATION

(a)      SUMMARY COMPENSATION

         The following table sets forth the compensation awarded to, earned by or paid to the Company's Chairman and also to the Chief Executive Officer of the Company. These are the only executive officers of the Company whose salary and bonus for the three years ended December 31, 2002 exceeded $100,000.

                                    Annual Compensation   Long-Term Compensation
                                   --------------------   ----------------------
                                              Other Annual      Securities
Name and Principal Position  Year   Salary    Compensation   Underlying Options
---------------------------  ----   ------    ------------   ------------------
Dr. David Dalton             2002  $100,000(1)     -             2,000,000 (1)
Chief Executive Officer and  2001      -           -                  -
President (1)                2000      -           -                  -

Joel Schoenfeld,             2002  $ 67,977 (3)    -             1,000,000 (4)
Chairman (2)                 2001  $261,744 (3)    -                  -
                             2000  $254,507 (3)    -             2,430,000 (5)

(1) Dr. David Dalton became the Company's Chief Executive Officer and President during January 2002. During 2002 he earned a salary of $100,000. His employment agreement granted 2,000,000 common stock options during 2002.

(2) Joel Schoenfeld served as the Company's Chairman of the Board of Directors from the Company's inception until March 1999 and from November 30, 1999 until May 2002, when he retired the Chairman's position due to illness. He served as Chief Executive Officer from the Company's inception until November 30, 1999.

(3) The Company accrued compensation (approximately $50,000 in 2002, $225,132 in 2001 and $204,000 in 2000) expense for Joel Schoenfeld plus benefits, which included a car allowance (approximately $2,783 in 2002, $7,188 in 2001 and $7,193 in 2000) and life/disability/health and car insurance (approximately $15,194 in 2002, $29,424 in 2001 and $43,307 in 2000).

(4) Joel Schoenfeld's employment agreement granted 1,000,000 common stock options during 2002.

(5) Represents the following stock options: (a) options expiring February 13, 2003 to purchase 2,130,000 shares at an exercise price of $.59 per share; and (b) options expiring June 13, 2003 to purchase 300,000 shares at an exercise price of $.675 per share.

(b)      EMPLOYMENT AGREEMENTS

         Prior to January 1, 2002, Joel Schoenfeld was employed by the Company under an employment agreement which provided Mr. Schoenfeld with an initial annual salary of $192,000 per annum and life, disability and health insurance benefits. The Company also agreed to reimburse Mr. Schoenfeld for automobile lease payments under his existing vehicle lease, or alternatively, to provide him with an automobile allowance of $10,800 per annum, and at the expiration of the vehicle lease, to pay him the fair market value of the vehicle if he elects to exercise the option to purchase the vehicle pursuant to the lease. The agreement contained a non-competition covenant that prohibited him, directly or indirectly, from engaging in a competitive business (as defined) for a period of twelve months following the termination of his employment. The foregoing restriction did not apply if the Company did not offer to extend or renew his employment following the expiration of his employment agreement on terms not less favorable to him than those set forth in his employment agreement.

         On January 1, 2002, Mr. Schoenfeld entered into a new employment agreement with the Company which provided Mr. Schoenfeld with a salary of $200,000 per annum, in addition to a bonus at a rate determined by the agreement of Mr. Schoenfeld and the Compensation Committee. Under the agreement, Mr. Schoenfeld was also entitled to options to purchase 1,000,000 shares of Common Stock at an exercise price of $.24 per share, with options to purchase 250,000 shares vesting on the first anniversary of the agreement, and options to purchase an additional 20,833 shares vesting each month following the initial vesting date. The agreement provided for payment by the Company of annual premiums on a term life insurance policy with a face amount of $2 million. The agreement also provided for health and disability benefits, as well as an automobile lease and insurance allowance equal to $12,000 per year. Under the terms of the agreement, Mr. Schoenfeld was entitled to a severance payment equal to his highest annual base salary during the term, for the remainder of the term if the agreement is terminated by Mr. Schoenfeld for good reason, or in the event of a change in control of the Company. Mr. Schoenfeld terminated the agreement in May 2002 when he retired due to illness.

         Dr. David Dalton serves as Chief Executive Officer of the Company under an employment agreement dated January 1, 2002. Dr. Dalton provides the amount of his time necessary to perform his corporate duties. The agreement provides for a salary of $200,000 per annum, in addition to a bonus at a rate determined by the agreement of Dr. Dalton and the Compensation Committee. On each January 1, during the term of three years, the base salary will be increased by an amount agreed upon by Dr. Dalton and the Compensation Committee. The agreement also provides Dr. Dalton with options to purchase 2,000,000 shares of Common Stock at an exercise price of $.24 per share, with options to purchase 500,000 shares vesting on the first anniversary of the agreement, and options to purchase an additional 41,667 shares vesting each month following the initial vesting date. The unexpired term of the agreement will be extended automatically by one year on each January 1 following the date of the agreement, such that the unexpired term of the agreement will at all times be not less than two years following each extension. The agreement provides for payment by the Company of annual premiums on a term life insurance policy with a face amount of $2 million. The agreement also provides for health and disability benefits, as well as an automobile lease and insurance allowance equal to $24,000 per year. Under the terms of the agreement, Dr. Dalton is entitled to a severance payment equal to his highest annual base salary during the term for the remainder of the term if the agreement is terminated by Dr. Dalton for good reason, or in the event of a change in control of the Company.

(c)      OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

         The following table contains information concerning the grant of stock options to Dr. David Dalton and Joel Schoenfeld during the fiscal year ended December 31, 2002.

                  Number of Shares   Percent of Total Options
                 Underlying Options  Granted to Employees in     Exercise Price    Expiration
Name                  Granted              Fiscal Year              Per Share          Date
----------------   -------------     -------------------------   --------------- ---------------
Dr. David Dalton     2,000,000                 67%                     $0.24     January 1, 2013

Joel Schoenfeld      1,000,000                 33%                     $0.24     January 1, 2013

(d)      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
         AND FISCAL YEAR END OPTION/SAR VALUES

         The following table summarizes for Dr. Dalton and Joel Schoenfeld the total number of shares acquired upon exercise of options during the year ended December 31, 2002, and the value realized (fair market value at the time of exercise less exercise price), the total number of unexercised options, if any, held at December 31, 2002, and the aggregate dollar value of in-the-money, unexercised options, held at December 31, 2002. The value of the unexercised, in-the-money options at December 31, 2002, is the difference between their exercise or base price, and the fair market value of the underlying Common Stock on December 31, 2002. The closing bid price of the Common Stock on December 31, 2002 was $0.04.


                                                                                   Value of Unexercised
                       Shares Acquired Upon      Number of Securities                  In-The-Money
                       Exercise of Options      Underlying Unexercised                  Options at
                        During Fiscal 2002    Options at December 31, 2002           December 31, 2001
                       ------------------      ----------------------------           -----------------
Name                 Number Value Realized    Exercisable     Unexercisable     Exercisable    Unexercisable
----                 ------ --------------    -----------     -------------     -----------    -------------
Dr. David Dalton     None       None             None            None              None            None

Joel Schoenfeld      None       None             None            None              None            None


(e)          Certain Transactions

         On March 15, 2000, Dr. Alan Gold, the former Chief Executive Officer, Joel Schoenfeld, the former Chief Executive Officer of the Company and former Chairman of the Board of Directors, and John Frank, a director, jointly and severally guaranteed the Company's obligation in connection with an equipment lease with the Business Alliance Capital Corporation (BACC). The Company sold equipment for an aggregate sales price of $360,777, net of expenses of $74,223, and leased back the equipment. The lease requires equal monthly payments of $12,083 for three years. In partial consideration for the guarantee, the Company issued 300,000 options to each guarantor under the 2000 Stock Option Plan. These options expire June 13, 2005 and are exercisable at a price of $0.675 per share.

         On June 30, 2002, Joel Schoenfeld, the former Chief Executive Officer of the Company and former Chairman of the Board of Directors, forgave deferred compensation of $379,150. Also on June 30, 2002, Dr. David Dalton, President and Chief Executive Officer and Director forgave deferred compensation of $50,000.

         On September 13, 2002, Joel Schoenfeld, the former Chief Executive Officer of the Company and former Chairman of the Board of Directors and his wife, Flora Schoenfeld received 4,009,000 shares of common stock in exchange for 2,072 shares of Series A preferred stock, 4,000 common stock warrants and 5,858,858 unexercised common stock options:

         On October 18, 2002, S. Robert Grass, Chairman of the Board of Directors, exchanged an outstanding $10,000 corporate demand note payable for 500,000 shares of common stock. The loan originated on July 31, 2002 to fund corporate working capital needs.

      Change in Control

              As a result of the acquisition by the Company of Physician and Pharmaceutical Services, Inc. ("PPSI") on December31,2001, Dr. David Dalton became President, Chief Executive Officer and a Director of the Company and received 2,567,000 shares of common stock and an option to purchase an additional 3,955,000 shares at a purchase price of $0.01 per share, which option he exercised on January 8, 2002 with his personal funds. Following the exercise of the option, Dr. Dalton owned 6, 522,000 shares, over 43% of the outstanding common stock, and became the Company's largest stockholder.

                On October 7, 2002, Dr. David Dalton acquired an additional 10,672,500 shares of common stock in exchange for $213,450 of indebtedness relating to advances made by Dr. Dalton from his own personal funds during the first five months of 2002 to fund the Company's working capital needs. As a result of these transactions, Dr. Dalton beneficially owns a total of 17, 194,500 shares, representing over 55% of the outstanding common stock.

                  Under a voting agreement entered into with certain stockholders of the Company (the "Univec Stockholders"), including the then officers and directors of the Company, in connection with the acquisition of PPSI, the Univec Stockholders agreed to vote their shares in favor of the election to the Board of Dr. Dalton and a designee of Dr. Dalton, and in the event the Company receives a cumulative investment of at least $1,500,000 through Dr. Dalton's relationships and contacts, as such consideration is determined in the good faith discretion of the Board, Dr. Dalton shall have the right to designate two additional members of the Board, one of which would replace an existing Director. Dr. Dalton has not exercised this right to designate Directors for this proxy. Dr. Dalton and the Univec Stockholders also agreed to vote their shares on all other matters in accordance with the recommendation of a majority of the Board. The voting agreement terminates on December 31, 2011, or earlier upon the termination of Dr. Dalton's employment by the Company without due cause or by Dr. Dalton for good reason.

 (f)         EQUITY COMPENSATION PLANS

    The following table sets forth certain information as of the fiscal year ended December 31, 2001, with respect to our compensation plans (including individual compensation arrangements).

                   EQUITY COMPENSATION PLAN INFORMATION TABLE
--------------------------------------------------------------------------------------------------------------------
                                           (a)                         (b)                          (c)
------------------------------ ---------------------------- --------------------------- ----------------------------
Plan Category                  Number of securities to be   Weighted-average exercise   Number of securities
                               issued upon exercise of      price of outstanding        remaining available for
                               outstanding options,         options, warrants and       future issuance under
                               warrants and rights          rights                      equity compensation plans
                                                                                        (excluding securities
                                                                                        reflected in column (a))
------------------------------ ---------------------------- --------------------------- ----------------------------
Equity compensation plans               7,259,219                     $1.37                      1,845,219
approved by security holders

------------------------------ ---------------------------- --------------------------- ----------------------------
Equity compensation plans                   0                         $0.00                          0
not approved by security
holders
------------------------------ ---------------------------- --------------------------- ----------------------------
Total                                   7,259,219                     $1.37                      1,845,219
------------------------------ ---------------------------- --------------------------- ----------------------------

AUDIT COMMITTEE REPORT

Review with Management:

         The Committee has reviewed and discussed Univec's audited financial statements with management.

Review and Discussions with Independent Auditors:

         The Committee has discussed with Most Horowitz & Company, LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committees) regarding the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting.

         The Committee has also received written disclosures and the letter from Most Horowitz & Company, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Most Horowitz & Company, LLP their independence.

         The Audit Committee has considered whether the provision of services other than audit services referenced above is compatible with maintenance of the principal accountant's independence.

Conclusion:

         Based on the review and discussions referred to above, the Committee recommended to the Company's Board of Directors that its audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors, John Frank
Richard Mintz
S. Robert Grass


PROPOSAL 2:       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         On November 1, 2002, we engaged the accounting firm of Most & Company, LLP as our principle accountants to audit the financial statements for the year ended December 31, 2002. The individual principal accountant who provided our accounting services has left the former principal accountant and is with the successor principal accountant.

         On November 1, 2002, Most Horowitz & Company, LLP, ("Former Accountant") resigned as our principal accountants. For the year ended December 31, 2001 and the interim period through the date the relationship ended, there were no disagreements with Most Horowitz & Company, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

         Most Horowitz & Company, LLP's report for the year ended December 31, 2001 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to scope or accounting principles.

         A letter from the former accountant addressed to the Securities and Exchange Commission stating that the former accountant agrees with the statements made by the Company in this report was attached as an exhibit to Form 8K.

         The decision to engage Most & Company, LLP has been approved by the Board of Directors and the Audit Committee.

         A representative of Most & Company, LLP, will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

         The following table sets forth the aggregate fees billed to the Company for professional services rendered for audit and the quarterly reviews for the fiscal year ended December 31, 2001 by the Company's principal accounting firm, Most Horowitz & Company, LLP:

        Annual Audit and Quarterly
         Review Fees                            $ 100,427.00
        Financial Information Systems
         Design and Implementation Fees         $       0.00
        All Other Fees                          $  13,087.00



        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2)

OTHER MATTERS

         The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice of Annual Meeting and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.


Security Ownership and Certain Beneficial Owners and Management

         The following table sets forth certain information concerning the beneficial ownership of the Common Stock as of December 31, 2002 by (i) each stockholder known by the Company to be a beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director of the Company,
(iii) the executive officers of the Company named in the Summary Compensation Table, and (iv) all directors and officers as a group. As of December 31, 2002, there were 31,064,808 outstanding shares of Common Stock. Unless otherwise indicated, each person listed has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. For purposes of computing the percentage of outstanding shares held by each person or group of persons named below, any security which such person or group of persons has the right to acquire within 60 days after December 31, 2002 is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise stated, the address of each person listed is c/o the Company, 22 Dubon Court, Farmingdale, New York 11735.

                                 Amount and               Percentage of Common
                             Nature of Beneficial          Stock Beneficially
Name                              Ownership                     Owned (1)
-------------------------    --------------------         ----------------------
Joel and Flora Schoenfeld         4,639,869 (2)                   14.94  %
David Dalton                     17,694,500 (8)                   56.96  %
Alan H. Gold                      1,724,888 (2) (3)                1.13  %
John Frank                        1,849,375 (4)                    1.14  %
S. Robert Grass                     812,501 (5)                    1.62  %
Andrew Rosenberg                    237,000 (6)                     *
Richard Mintz                       118,000 (7)                     *
All directors and executive
officers as a group
(8 persons)                      27,076,133 (9)(10)               76.15  %

*  Less than one percent

(1) Except as otherwise stated, calculated on the basis of 31,064,808 shares of Common Stock issued and outstanding on December 31, 2002.

(2) All of the shares owned by Dr. Gold have been pledged to secure certain indebtedness to Joel Schoenfeld. Dr. Gold retains voting and dispositive power with respect to the pledged shares until the occurrence of a default in the payment of the indebtedness secured by the pledged shares. Accordingly, the pledged shares have been included in the number of shares beneficially owned by Dr. Gold and excluded from the number of shares beneficially owned by Mr. Schoenfeld.

(3) Includes 1,372,555 shares that may be acquired upon exercise of presently exercisable options.

(4)   Includes 1,494,236 shares that may be acquired upon exercise of options.

(5) Includes 312,501 shares that may be acquired upon conversion of series D Preferred Stock.

(6) Includes 193,000 shares that may be acquired upon exercise of presently exercisable options.

(7) Includes 50,000 shares that may be acquired upon exercise of presently exercisable options.

(8) Includes 500,000 shares that may be acquired upon exercise of options exercisable within 60 days after December 31, 2002.

(9) For purposes of this calculation, shares of Common Stock beneficially owned by more than one person have only been included once.

(10) Includes 27,076,133, shares that may be acquired in the manner described in (3), (4), (5), (6), (7) and (8).

         In connection with agreements granting Terumo Europe N.V. a non-exclusive license to manufacture and market the Company's auto-disable syringes and providing for the sale by the Company to Terumo of equipment to manufacture the syringes, the Company has agreed that Terumo will have a right of first refusal if the Company or its controlling stockholder intend to sell a controlling interest in the Company. Terumo's first refusal right could discourage hostile or other third party offers to acquire all or a controlling interest in the Company.

Executive Officers Who Are Not Directors

Name               Age    Office                                  Officer Since
---------------   -----   -------------------------------------   --------------
Michael Lesisko    53     Treasurer and Chief Financial Officer   September 2002

    Michael Lesisko has been Chief Financial Officer of the Company since September 2002. Prior to September 2002, Mr.Lesisko was a CPA in public practice. He served as Vice President of Finance of CarrerCom Corporation and Subsidiaries from November 1988 to May 1996. Prior thereto, he served as a partner with KPMG Peat Marwick from July 1982 to August 1988, where he managed financial audits and a diverse tax practice.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities within specified time periods to file certain reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and ten percent stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of such reports received by the Company and written representations from such persons concerning the necessity to file such reports, the Company is not aware of any failures to file reports or report transactions in a timely manner during the fiscal years ended December 31, 2001, except for one failure to file a timely Form 4 on one transaction by Dr. Alan Gold.

Expenses

         The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

Stockholder Proposals

Stockholder Proposals for Inclusion in Next Year's Proxy Statement:
         Stockholders may submit proposals on matters appropriate for stockholder action at the Company's Annual Meetings consistent with regulations adopted by the SEC and the Company's By-laws. In order for such proposals to be included in the Proxy Statement and form of proxy relating to the 2003 Annual Meeting, such proposals must be received not later than October 14, 2003. Proposals should be addressed to Dr. Alan Gold, Secretary, 22 Dubon Court, Farmingdale, New York, 11735.

Other Stockholder Proposals for Presentation at Next Year's Annual Meeting:
         For any proposal that is not submitted for inclusion in the 2003 Annual Meeting Proxy Statement, but is instead sought to be presented directly at the 2003 Annual Meeting, SEC rules permit management to vote proxies in its discretion if:

|X| Notice of the proposal is received before the close of business on December 28, 2003 and management advises stockholders in the 2003 Proxy Statement about the nature of the matter and how management intends to vote on such matter, or

|X| Notice of the proposal is not received prior to the close of business on December 28, 2003.
         Notices of intention to present proposals at the 2003 Annual Meeting should be addressed to Dr. Alan Gold, Secretary, 22 Dubon Court, Farmingdale, New York, 11735.

         No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $2,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Delaware law to present his proposal for action, and (d) submits his proposal timely (120 days before the Annual Meeting). If the date of the 2003 Annual Meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

         Even if the foregoing requirements are satisfied, a person may submit only one proposal with a supporting statement of not more than 500 words, if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.


                              AVAILABLE INFORMATION

                  Copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock) upon written request to Dr. Alan Gold, Company's Secretary, Univec, Inc., 22 Dubon Court, Farmingdale, New York 11735 or on the Commission's Web Site at www.sec.gov.

                                           By Order of the Board of Directors

                                           Dr. Alan Gold, Secretary

Farmingdale, New York 11735
January 10, 2003

                                  UNIVEC, INC.
                                 22 Dubon Court
                           Farmingdale, New York 11735

                                      PROXY

         The undersigned, a holder of Common Stock of Univec, Inc., a Delaware corporation (the "Company"), hereby appoints Joel Schoenfeld and Michael Lesisko, and each of them, the proxy of the undersigned, with full power of substitution, to attend represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on February 11, 2003 and any adjournments thereof, as follows:

1. The election of seven Directors of the Company to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

      [ ] FOR all nominees listed below
      [ ] WITHHOLD AUTHORITY to vote for all nominees listed below. (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT HIS OR HER NAME BELOW)

      David Dalton, Alan Gold, John Frank, Richard Mintz, Andrew Rosenberg, Joel Schoenfeld, S. Robert Grass

2. The ratification of the appointment of Most & Company, LLP, as the Company's independent public accountants for the year ending December 31, 2002.

      [ ] FOR  [ ] AGAINST      [ ] ABSTAIN


3. Upon such other matters as may properly come before the meeting or any adjournments thereof.

      The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereby, said proxies are authorized to vote in accordance with their best judgment.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE SIX DIRECTORS NAMED IN PROPOSAL 1 AND FOR THE ADOPTION OF PROPOSAL 2, AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

      The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated January 10, 2002 relating to the Annual Meeting.



                                         Signature(s) of Stockholder(s)

      The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.

Date: January 10, 2003

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                                  UNIVEC, INC.

                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                      PROMPTLY USING THE ENCLOSED ENVELOPE.